UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave.

Helena, MT 59601
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.01 per share	Trading Symbol(s) EBMT	Name of each exchange on which registered Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01          Other Events

Eagle Bancorp Montana, Inc. (“Eagle”) has received all of the regulatory and shareholder approvals required in connection with the Agreement and Plan of Merger (the “Merger Agreement”) by and among Eagle, Eagle’s wholly-owned subsidiary, Opportunity Bank of Montana, Western Holding Company of Wolf Point (“WHC”), and WHC’s wholly-owned subsidiary, Western Bank of Wolf Point. Both the Montana Division of Banking and Financial Institutions and the Federal Reserve Bank of Minneapolis have approved the transactions contemplated by the Merger Agreement. In addition, the shareholders of WHC have approved the Merger Agreement and the merger provided for thereunder at a special meeting of WHC shareholders held on November 25, 2019.

The merger is expected to close on January 1, 2020, subject to satisfaction of customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.
Date: December 16, 2019	By:	/s/ Peter J. Johnson
Peter J. Johnson President and Chief Executive Officer

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